UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                  SCHEDULE 14A

Proxy Statement Pursuant To Section 14(A) Of The Securities Exchange Act Of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss. 240.14a-12

                              KATY INDUSTRIES, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)    Title of each class of securities to which transaction applies:

      2)    Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4)    Proposed maximum aggregate value of transaction:

      5)    Total fee paid:

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

      2)    Form, Schedule or Registration Statement No.:

      3)    Filing Party:

      4)    Date Filed:

                              KATY INDUSTRIES, INC.
                              765 Straits Turnpike
                          Middlebury, Connecticut 06762
                                 (203) 598-0397

                                 April 30, 2003

Dear Stockholders:

      You are cordially invited to attend the 2003 annual meeting of stockholders of Katy Industries, Inc. (the Company or Katy), which will be held at 10:00 a.m. (local time) on Thursday, June 12, 2003, at The Heritage - A Dolce Conference Resort, located at 522 Heritage Road, Southbury, Connecticut.

      The principal business of the annual meeting will be (i) the election of our Class II directors, (ii) the ratification of the appointment by the Company's Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 2003, and (iii) the consideration of a stockholder proposal, if it is properly presented at the meeting. We will also review our results for the past fiscal year and report on significant aspects of our operations during the first quarter of 2003.

      It is important that your shares be represented at the annual meeting. Whether or not you plan to attend the annual meeting, we encourage you to vote by signing and returning the enclosed proxy card so that your shares will be voted at the annual meeting. If you decide to attend the annual meeting, you may revoke your proxy and personally cast your votes.

      Thank you, and we look forward to seeing you at the annual meeting or receiving your proxy vote.

                                                   Sincerely yours,


                                                   William F. Andrews
                                                   Chairman of the Board

                              KATY INDUSTRIES, INC.
                              765 Straits Turnpike
                          Middlebury, Connecticut 06762
                                 (203) 598-0397

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Katy Industries, Inc.:

      We are holding an annual meeting of stockholders of Katy Industries, Inc. on June 12, 2003 at 10:00 a.m., local time. The meeting will be held at The Heritage - A Dolce Conference Resort, located at 522 Heritage Road, Southbury, Connecticut. At the meeting, you will be asked to vote on the following:

1. The election of five Class II members of the Board of Directors to serve for a term of two years;

2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent public accountants for the year ending December 31, 2003;

3. A stockholder proposal, if the proposal is properly presented at the annual meeting; and

4. The transaction of other business as may properly come before the annual meeting or any adjournment thereof.

      The Proxy Statement that we are delivering with this Notice contains important information concerning the proposals to be considered at the annual meeting. You will be entitled to vote at the annual meeting if you were a stockholder of Katy at the close of business on April 18, 2003.

                                              By Order of the Board of Directors


                                              Amir Rosenthal
                                              Secretary

Middlebury, Connecticut
April 30, 2003

                  YOUR VOTE AT THE ANNUAL MEETING IS IMPORTANT.

        PLEASE INDICATE YOUR VOTE ON THE ENCLOSED PROXY CARD AND RETURN
      IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE, EVEN IF YOU PLAN TO
                              ATTEND THE MEETING.

        IF YOU ATTEND THE MEETING, YOU WILL BE ABLE TO REVOKE YOUR PROXY
                              AND VOTE IN PERSON.

                 INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

THE ANNUAL MEETING

      The annual meeting will be held on June 12, 2003 at The Heritage - A Dolce Conference Resort, located at 522 Heritage Road, Southbury, Connecticut, at 10:00 a.m., local time.

THIS PROXY SOLICITATION

      We are sending you this Proxy Statement because our Board of Directors is seeking your proxy to vote your shares at the annual meeting. This Proxy Statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission and is intended to assist you in voting your shares. On April 30, 2003, we began mailing information to all people who, according to our stockholder records, owned shares of our common stock at the close of business on April 18, 2003. As of April 18, 2003, there were 8,362,177 shares of our common stock outstanding.

      Katy will pay the cost of requesting these proxies. Katy's directors, officers and employees may request proxies in person or by telephone, mail, telecopy or letter.

VOTING YOUR SHARES

      You are entitled to one vote at the annual meeting for each share of Katy's common stock that you owned of record at the close of business on April 18, 2003. The number of shares you own (and may vote) is listed on the enclosed proxy card.

      You may vote your shares at the annual meeting in person or by proxy. To vote in person, you must attend the annual meeting and obtain and submit a ballot. We will give you a ballot at the annual meeting. To vote by proxy, you must complete and return the enclosed proxy card. By completing and returning the proxy card, you will be directing the persons designated on the proxy card to vote your shares at the annual meeting in accordance with the instructions you give on the proxy card.

      Your proxy card will be valid only if you sign, date and return it before the annual meeting. IF YOU COMPLETE THE PROXY CARD EXCEPT FOR THE VOTING INSTRUCTIONS, THEN YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATIONS. You may revoke your proxy at any time before it is voted by any of the following means:

      - Notifying the Secretary of Katy in writing that you wish to revoke your proxy.

      -     Submitting a proxy dated later than your original proxy.

      - Attending the annual meeting and voting. Merely attending the annual meeting will not by itself revoke a proxy; you must vote your shares at the annual meeting to revoke the proxy.

      The Board of Directors does not expect any matter other than the proposals discussed in this Proxy Statement to be presented at the annual meeting. However, if any other matter properly comes before the annual meeting, your proxies will act on such matter in their discretion.

QUORUM AND VOTES REQUIRED FOR APPROVAL

      The presence in person or by proxy of holders of a majority of the outstanding shares of common stock will constitute a quorum for the annual meeting. Abstentions and "broker non-votes" will be treated as present in determining whether the quorum requirement is satisfied. A "broker non-vote" occurs when a broker holding shares for a beneficial owner votes on one proposal pursuant to discretionary authority or instructions from the beneficial owner, but does not vote on another proposal because the broker has not received instructions from the beneficial owner and does not have discretionary power.

      Each share of common stock is entitled to one vote on each matter to come before the annual meeting. With regard to the election of directors, you may vote for a candidate or withhold your vote. If a quorum is present, directors will be elected by a plurality of the votes cast for the election of directors. "Plurality" means that the nominees who receive the largest number of votes cast will be elected as directors, up to the maximum number of directors to be elected at the annual meeting. Consequently, any shares not voted (whether by abstention, broker non-vote or withholding authority) have no impact on the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes.

      If a quorum is present, the approval of Proposals 2 and 3 requires the affirmative vote of the holders of a majority of the common stock present, in person or by proxy, at the annual meeting. With respect to these matters, a stockholder may (i) vote "For" the matter, (ii) vote "Against" the matter, or
(iii) "Abstain" from voting on the matter. A vote to abstain from voting on these proposals has the same effect as a vote against such matters. Broker non-votes will be treated as shares which are not present with respect to such matter, although they will be counted for purposes of determining a quorum, as described above. Accordingly, broker non-votes will not be counted in determining the required number of votes cast with respect to these proposals and will have no effect on the outcome of the voting on such proposals.

HOUSE HOLDING

      Unless we have received contrary instructions, the Company may send a single copy of the annual report, proxy statement and notice of annual meeting to any household at which two or more stockholders reside if the Company believes the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as "householding," reduces the volume of duplicate information received at your household and helps to reduce the Company's expenses.

      If you would like to receive your own set of the Company's annual disclosure documents this year or in future years, follow the instructions described below. Similarly, if you share an address with another stockholder and together both of you would like to receive only a single set of the Company's annual disclose documents, follow these instructions:

      If your shares are registered in your own name, please contact our corporate office at 765 Straits Turnpike, Middlebury, Connecticut 06762, Attn:
Secretary, and inform us of your request.

      If a bank, broker or other nominee holds your shares please contact your bank, broker or other nominee directly.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

NOMINEES

      Katy's business is managed under the direction of its Board of Directors. There are currently nine directors, divided into two classes serving staggered terms. The classes are as nearly equal in number as possible with four Class I directors, elected to two-year terms at the 2002 annual meeting, and five Class II directors, elected to two-year terms at the 2001 annual meeting. Stockholders will elect five Class II directors at the annual meeting to serve for a two-year term ending at the time of the 2005 annual meeting.

      Nominees for election whose terms will expire in 2005 (Class II):

                  Christopher Anderson
                  William F. Andrews
                  Samuel P. Frieder
                  James A. Kohlberg
                  Christopher Lacovara

      All of the nominees are current directors of the Company and have indicated their willingness to serve as directors. The four Class I directors of Katy are: C. Michael Jacobi, Robert M. Baratta, Daniel B. Carroll, and Wallace
E. Carroll, Jr. The Class I directors are not up for re-election at the annual meeting, as their terms expire at the time of the 2004 annual meeting.

      For information concerning the nominees for director and the current directors, see the sections of this Proxy Statement entitled "Information Concerning Directors and Executive Officers," "Security Ownership of Management" and "Security Ownership of Certain Beneficial Owners."

REQUIRED VOTE

      Directors are elected by the affirmative vote of a plurality of the votes cast in the election.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF PROPOSAL 1. IF ANY NOMINEE BECOMES UNAVAILABLE TO SERVE ON THE BOARD OF DIRECTORS FOR ANY REASON, YOUR PROXY WILL BE VOTED FOR A PERSON OR PERSONS TO BE SELECTED BY THE BOARD OF DIRECTORS. PROXIES CANNOT BE VOTED FOR A NUMBER OF NOMINEES GREATER THAN THE NUMBER OF CLASS II DIRECTORS.

INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

      The following table shows information with respect to nominees for director, current directors, and executive officers of Katy:

Nominees - Class II Directors

      The following table shows information about the nominees to Katy's Board of Directors who are currently Class II directors.

                                                    Principal Occupation and                                     Period of
                                                       Business Experience                  Other             Service as Katy
Name                                 Age           During the Past Five Years            Directorships            Director
----------------------               ---    ---------------------------------------    ------------------    -----------------
Christopher Anderson                 28     1998 to Present: Associate at Kohlberg     None                  2001 to Present
                                              & Co., L.L.C.
                                            1997 to 1998: Financial Analyst at
                                              Warburg Dillon Read L.L.C.
William F. Andrews                   71     2001 to Present: Chairman of Katy          Black Box             1991 to Present
                                              Industries, Inc.                           Corporation
                                            2001 to Present: Chairman of Allied        Corrections Corp.
                                              Aerospace Corp., an aerospace and          of America
                                              defense engineering firm and provider    TREX Corp.
                                              of comprehensive aerospace and           Holley
                                              defense products and services              Performance
                                            2000 to Present: Chairman of                 Products Inc.
                                              Corrections Corp. of America, a
                                              private sector provider of detention
                                              and correction services
                                            1998 to 2001: Chairman of Northwestern
                                              Steel & Wire Company, a manufacturer
                                              of steel rods and
                                              beams
                                            1997 to Present: Consultant with
                                              Kohlberg & Co., L.L.C.
                                            1995 to 2001: Chairman of Scovill
                                              Fasteners, a manufacturer of apparel
                                              and industrial fasteners
Samuel P. Frieder                    38     1989 to Present: Principal of Kohlberg     Holley                2001 to Present
                                              & Co., L.L.C.                              Performance
                                                                                         Products
                                                                                         Inc.
James A. Kohlberg                    45     1987 to Present: Co-Founder and Managing   Holley                2001 to Present
                                              Principal of Kohlberg &                    Performance
                                              Co., L.L.C.                                Products Inc.
Christopher Lacovara                 38     1988 to Present: Principal of Kohlberg     Holley                2001 to Present
                                              & Co., L.L.C.                              Performance
                                                                                         Products Inc.

Class I Directors

      The following directors were elected to two year terms at the 2002 annual meeting, and are not up for re-election at the 2003 annual meeting.

                                                  Principal Occupation and                                       Period of
                                                    Business Experience                         Other            Service as
Name                           Age               During the Past Five Years                 Directorships      Katy Director
------------------------       ---     -----------------------------------------------    ----------------    ----------------
Robert M. Baratta              73      2001 to Present: Director of Katy                  None                2001 to Present
                                       2001 (February) to 2001 (June):
                                         President and Chief Executive Officer and
                                         Director of Katy
                                       1999 to 2000 (June): Senior Vice President of
                                         Katy
                                       1995 to 1999: Executive Vice President of Katy
Daniel B. Carroll              67      2002 to Present: Private Investor                  None                1994 to Present
                                       1998 to 2002: Member and Manager of Newgrange
                                         L.L.C., a components supplier to the global
                                         footwear industry
                                       1994 to 2002: Partner of Newgrange L.P., a
                                         holding company for Newgrange L.L.C., a
                                         components supplier to the global footwear
                                         industry
                                       1985 to Present: Vice President of ATP
                                         Manufacturing, LLC, a manufacturer of
                                         molded poly-urethane components
Wallace E. Carroll, Jr.        65      1992 to Present: Chairman of CRL, Inc., a          None                1991 to Present
                                         diversified holding company

                                                  Principal Occupation and                                      Period of
                                                    Business Experience                        Other         Service as Katy
Name                           Age               During the Past Five Years                Directorships         Director
-------------------            ---     ----------------------------------------------    ------------------  ----------------
C. Michael Jacobi              61      2001 to Present: Chief Executive Officer,         Corrections Corp.   2001 to Present
                                         President, and a Director of Katy                 of America
                                       2001 to Present: Chairman of Innotek, Inc., a     Webster Financial
                                         privately held company engaged in the             Corporation
                                         manufacturing and distribution of
                                         electronic products for the training,
                                         tracking and containment of sporting dogs
                                         and companion pets
                                       1999 to 2001: Owner, Stable House Consulting
                                       1999 to 2000: Chairman of Timex Watches
                                         Limited (India), a publicly held company
                                         headquartered in New Delhi, India
                                       1999 to 2000: Chairman and Chief Executive
                                         Officer of Beepwear Paging Products, LLC, a
                                         company jointly owned by Timex Corporation
                                         and Motorola, Inc.
                                       1993 to 1999: Chief Executive Officer,
                                         President, and a director of Timex
                                         Corporation, a leading worldwide
                                         manufacturer and marketer of watches
                                       1993 to 1999: Chairman of Callanen
                                         International, a company engaged in the
                                         fashion watch business

      Wallace E. Carroll, Jr. and Daniel B. Carroll are first cousins.

Executive Officers

                                                         Principal Occupation and Business Experience
Name                              Age                             During the Past Five Years
----------------                  ---       --------------------------------------------------------------------
Thomas D. Burns                   49        2002 to Present: President, Katy Commercial Products
                                            1999 to 2002: President, Rubbermaid Closet & Organization, a
                                              division of Newell Rubbermaid
                                            1998 to 1999: President, Bernzomatic, a division of Newell
                                              Rubbermaid
David C. Cooksey                  58        2001 to Present: Corporate Director-Internal Financial Reporting and
                                              Assistant Treasurer, Katy
                                            1999 to Present: Chief Financial Officer of Contico International,
                                              L.L.C., a wholly-owned subsidiary of Katy
                                            1987 to 1999: Chief Financial Officer of Contico International, Inc.
                                              (predecessor to Contico International, L.L.C.)
Roger G. Engle                    56        2000 to Present: Vice President and Chief Information Officer, Katy
                                            1999 to 2000: Chairman, Contico International, L.L.C., a wholly-
                                              owned subsidiary of Katy
                                            1998 to Present: Vice President, Katy
Mark P. Ingebritson               37        2001 to Present: Corporate Director-External Financial Reporting and
                                              Treasurer, Katy
                                            1999 to 2001: Controller, Katy
                                            1997 to 1999: Manager of Corporate Accounting, Coors Brewing
                                              Company
David S. Rahilly                  58        2002 to Present: President, Katy Consumer Products
                                            2001 to 2002: President and General Manager, Woods Industries, Inc.,
                                              a wholly-owned subsidiary of Katy
                                            1998 to 2001: Principal and President of Stunt, L.L.C. and Radius,
                                              L.L.C., companies engaged in the import and distribution of watches
Amir Rosenthal                    42        2001 to Present: Vice President, Chief Financial Officer, General
                                              Counsel and Secretary, Katy
                                            2000 to 2001: Chairman of Timex Watches Limited (India), a publicly held company headquartered in New Delhi, India
                                            1997 to 2001: Treasurer, Timex Corporation

      Officers hold office until their successors are elected or appointed by the Board of Directors and duly qualified. Officers elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors.

         PROPOSAL 2 - RATIFICATION OF THE INDEPENDENT PUBLIC ACCOUNTANTS

      PricewaterhouseCoopers LLP ("PwC"), independent public accountants, audited the financial statements of the Company for 2002, the first year the firm was engaged to do so. The Board of Directors, upon the recommendation of the Audit Committee, has approved the selection of PwC as independent public accountants to audit the books of Katy and its subsidiaries for the year ending December 31, 2003, to report on the consolidated balance sheets and related statement of operations of Katy and its subsidiaries, and to perform such other appropriate accounting services as may be required by the Board of Directors. The Board of Directors recommends that the stockholders vote in favor of ratifying the selection of PwC for the purposes set forth above. PwC has advised the Company that they are independent accountants with respect to the Company, within the meaning of standards established by the American Institute of Certified Public Accountants, the Independence Standards Board, and federal securities laws administered by the Securities and Exchange Commission.

      A representative of PwC will be present at the annual meeting with the opportunity to make a statement and respond to appropriate questions.

      PwC billed Katy for audit services and certain other professional services during 2002 and early 2003. Katy's former auditor, Arthur Andersen LLP, billed Katy for audit services and certain other professional services during 2001 up through May 2002. These amounts are divided into the following four categories, and are detailed below.

Audit Fees

      Fees for professional services rendered by PwC for the audits of the Company's annual financial statements for 2002, 2001 and 2000, and the review of the financial statements included in the Company's second and third quarter 2002 quarterly reports, were $912,401, of which an aggregate amount of $220,215 has been billed through December 31, 2002. A significant portion of the audit fees were billed in 2003, or have yet to be billed in 2003. It should be noted that as a result of several factors described below, full reaudits of the 2001 and 2000 financial statements were required to be performed along with the routine 2002 audit. The reaudits had a significant impact on the level of fees for the 2002 audit; a large portion of which have been, or will be billed in 2003. The reaudits of our 2001 and 2000 financial statements came about for two reasons:
1) the Company is a former client of Arthur Andersen LLP, which has ceased operations, and 2) as a result of the actual or planned sale of certain subsidiaries, the Company presented certain businesses as discontinued operations in its financial statements for all periods presented in accordance with generally accepted accounting principles. The accounting for discontinued operations resulted in changes to the presentation of nearly all amounts in the prior years' financial statements, which were audited by Arthur Andersen LLP. As a result of these circumstances, and our interpretation of Auditing Interpretation 508 of Statement of Auditing Standards No. 58, "Reports on Financial Statements," we determined that full reaudits of the prior period financial statements were required.

      Fees for professional services rendered by Arthur Andersen LLP for the audits of the Company's annual financial statements for 2001 and the review of the financial statements included in the Company's 2001 quarterly reports were $486,416, billed during 2001 and early 2002. Arthur Andersen LLP also billed Katy $10,000 for their review of financial statements included in the Company's first quarter 2002 quarterly report.

Audit-Related Fees

      PwC billed the Company $2,000 for audit-related fees in 2002, which include other audit and attest services, transaction and due diligence services, risk and controls review and financial accounting, reporting and compliance consulting matters.

      Arthur Andersen LLP billed the Company $2,000 for audit related fees in 2001.

Tax Fees

      PwC billed the Company $7,350 for tax compliance and advisory services in 2002.

      Arthur Andersen LLP billed the Company $37,100 and $15,000 for tax compliance and advisory services in 2002 and 2001, respectively.

All Other Fees

      Fees billed to the Company by PwC for professional service rendered during 2002 for all other services were $96,227, consisting of fees for employee benefit plan audits.

      Fees billed to the Company by Arthur Andersen LLP for professional service rendered during 2001 for all other services were $99,000, also consisting of fees for employee benefit plan audits.

REQUIRED VOTE

      Approval of this proposal to ratify the appointment of PwC requires the affirmative vote by the majority of the outstanding shares of common stock present, in person, or by proxy, at the annual meeting.

      Although the ratification of independent auditors is not required to be submitted to a vote of the stockholders, the Company believes that such ratification is a matter on which the stockholders should express their opinion. Notwithstanding stockholder approval of the ratification of independent auditors, the Audit Committee, in its discretion, may direct the appointment of new independent auditors at any time during the year, if the Audit Committee believes that such a change would be in the best interest of Katy and its stockholders. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain PwC as independent auditors for the fiscal year ending December 31, 2003.

RECOMMENDATION OF THE BOARD OF DIRECTORS

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

    PROPOSAL 3 - STOCKHOLDER PROPOSAL REGARDING STOCKHOLDER RIGHTS AGREEMENT

      GAMCO Investors, Inc., One Corporate Center, Rye, NY, 10580, owner of 1,144,000 shares of common stock, has given notice that it intends to present for action at the annual meeting the following resolution and has furnished the following statement in support of the proposal:

      RESOLVED: That the shareholders of Katy Industries, Inc. (the "Company") hereby request that the Board of Directors redeem the Rights issued pursuant to the Rights Agreement adopted as of January 13, 1995 (as amended) unless a majority of the outstanding shares of common stock approve the issuance by affirmative vote cast at a special meeting of the shareholders held as soon as practical following adoption of this proposal.

      On January 13, 1995 the Board of Directors declared a distribution of rights pursuant to a Rights Agreement dated as of that date and amended from time to time thereafter. Generally, the shareholders may exercise the Rights only when a person or group acquires, or through exchange or tender offer attempts to acquire, a beneficial interest in 10% or more of the common stock of the Company. Shareholders--other than the person or group attempting to acquire 10%--may then exercise the Rights and receive stock at a fraction of its market value. The Agreement permitted certain shareholders, including GAMCO and affiliates, to retain existing shareholdings that exceeded 10%. The Company may redeem the Rights for $.01 per Right. These Rights represent a corporate anti-takeover device, commonly known as a "poison pill."

      Issuing the Rights allows the Company to increase vastly the cost to a potential bidder of effecting any merger or tender offer unless the Board of Directors favors the bid. Potential bidders cannot take their offer directly to the shareholders even if an overwhelming majority would have accepted the offer. The potential bidder must instead negotiate with management, and a Board or management may sometimes have interests that conflict with the interests of the shareholders. In effect, the Board has arrogated to itself the sole right to determine what price a potential buyer must pay to acquire the entire Company. We believe the Board should allow its shareholders to decide for themselves what represents a fair price for their holdings.

      By redeeming the Rights or putting this significant matter to a vote of all shareholders, the Board will serve two important goals. First, it will encourage shareholder democracy by soliciting the views of its shareholder constituency about the advisability of anti-takeover devices. Second, it will allow shareholders to decide for themselves whether a Rights Plan improves or undermines shareholder value. Finally, the power of shareholders to accept an offer by a potential bidder provides an important check and balance on management and the Board in their stewardship of the shareholders' interests. Should this proposal prevail, the Board, in an effort to improve shareholder value, should itself redeem the Rights or put the decision whether to continue to use a poison pill to a shareholder vote of the shareholders at a special meeting to be held as soon as practical.

              GAMCO URGES SHAREHOLDERS TO VOTE FOR THIS RESOLUTION

COMPANY STATEMENT IN OPPOSITION TO PROPOSAL

      The Board of Directors recommends a vote AGAINST the adoption of this proposal relating to the Company's Stockholder Rights Agreement (the "Rights Agreement"), which is sometimes referred to as a "poison pill," for the following reasons:

      The Board of Directors believes that rights plans such as the Company's Rights Agreement help maximize stockholder value and protect Company stockholders from unfair and abusive takeover tactics. The Board of Directors believes that the Rights Agreement is in the best interests of the Company and its stockholders. The Rights Agreement does not prevent offers to acquire the Company at a fair price. The Rights Agreement is designed instead to encourage any potential acquirer to negotiate directly with the Board of Directors, which is in the best position to evaluate the adequacy and fairness of proposed offers and to negotiate on behalf of stockholders. The opportunity of the Board of Directors to seek a higher price in a takeover contest on behalf of all stockholders is significantly greater than the ability of the individual stockholder to seek a higher price. In addition, the Board of Directors is in the best position to protect stockholders against abusive tactics during a takeover process, such as partial or two-tiered tender offers that do not treat all stockholders fairly and equally or acquisitions in the open market of shares constituting control without offering fair value to all stockholders. For these reasons, many of the companies in the S&P 500 Index have stockholder rights plans similar to the Company's Rights Agreement.

      The Rights Agreement encourages a potential acquirer of control of the Company to negotiate with the Board of Directors on behalf of all stockholders, thereby strengthening the leverage of the Company and its stockholders. In responding to an acquisition proposal, your Board of Directors recognizes its obligation to fulfill its fiduciary duties to the Company and its stockholders. The Rights Agreement gives the Board of Directors the time and flexibility to fully evaluate an acquisition proposal and provides the Board leverage to negotiate better terms for the Company's stockholders. The terms of the Rights Agreement allow the Board of Directors to redeem the rights and to permit an acquisition that it determines, in the exercise of its fiduciary duties, reflects the full value of the Company and is fair to all stockholders. In evaluating whether to redeem the rights and approve an acquisition proposal, your Board will act in the best interests of the Company's stockholders.

      Stockholder rights plans do not prevent unsolicited acquisition proposals and do not prevent companies from being acquired. The Board of Directors believes the Company's Rights Agreement is appropriately within the scope of responsibilities of the Board of Directors, acting on behalf of all stockholders. The continuation of the Rights Agreement accords with the Board's responsibilities for the management of the Company's affairs. Redeeming the rights under the Company's Rights Agreement would remove an important tool that the Board of Directors should have for the protection of stockholders. The Board of Directors believes that any decision to redeem the rights under the Rights Agreement should be made in the context of a specific acquisition proposal.

      Studies have validated the economic benefits of rights plans to stockholders. A study by Georgeson & Company published in November 1997 concluded that companies with rights plans received $13 billion dollars in additional premiums during the study period, 1992 to 1996. The study also found that (i) premiums paid for target companies with rights plans were on average eight percentage points higher than premiums paid for companies without a rights plan, (ii) having a rights plan in place did not increase the likelihood of the withdrawal of a friendly bid or a hostile takeover being defeated, and (iii) rights plans did not reduce the likelihood that a

Company would become a takeover target. This evidence suggests that rights plans achieve their intended objectives of protecting stockholders against inadequate offers and abusive tactics and increasing the bargaining power of the Board of Directors, resulting in a higher value for stockholders.

REQUIRED VOTE

      Approval of the stockholder proposal requires the affirmative vote by a majority of the outstanding shares of common stock present, in person or by proxy, at the annual meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 3. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                     INFORMATION ABOUT KATY STOCK OWNERSHIP

OUTSTANDING SHARES

      The shares of common stock are the only outstanding class of Katy voting securities. As of April 18, 2003, there were 8,362,177 shares of Katy common stock outstanding and 233,225 options to acquire shares of common stock exercisable within the next 60 days.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table and notes show, as of April 1, 2003, information on the beneficial ownership of those persons or entities (including certain members of the family of Wallace E. Carroll, former Chairman of the Board, since deceased (the "Carroll Family")), and related persons and entities, who are known to Katy to be the beneficial owners of more than 5% of the shares of our common stock. The notes below the table describe the nature of that beneficial ownership. Unless otherwise indicated, the nature of beneficial ownership is that of sole voting power and sole investment power. In calculating percentages for a given person, shares for which such person has the right to acquire beneficial ownership within 60 days (e.g. through exercising options) are deemed to be outstanding.

         Name and Address                                   Amount and Nature of                Percent of
         of Beneficial Owner                                Beneficial Ownership       Notes       Class
         ----------------------------------------------     --------------------       -----    ----------
         Wallace E. Carroll, Jr. and                              3,127,979             (1)        37.3%
         the WEC Jr. Trusts
         c/o CRL, Inc.
         7505 Village Square Drive, Suite 200
         Castle Rock, CO 80104

         Amelia M. Carroll and                                    3,153,979             (2)        37.6%
         the WEC Jr. Trusts
         c/o CRL, Inc.
         7505 Village Square Drive, Suite 200
         Castle Rock, CO 80104

         Dimensional Fund Advisors, Inc.                           569,100              (3)         6.8%
         1299 Ocean Avenue
         11th Floor
         Santa Monica, CA 90401

         Gabelli Funds, LLC, GAMCO Investors, Inc.,               1,823,600             (4)        21.8%
         MJG Associates, Inc., Gabelli Advisers, Inc.
         One Corporate Center
         Rye, NY 10580-1434

         Supplemental Disclosure Regarding
         Convertible Preferred Stock
         ---------------------------

         KKTY Holding Company, L.L.C.                                 *                 (5)          *
         111 Radio Circle
         Mt. Kisco, NY 10549

      (1) Wallace E. Carroll, Jr. directly holds 181,239 shares and options to acquire 23,000 shares. He is a trustee of trusts for his and his descendants' benefit (the "WEC Jr. Trusts") which collectively hold 804,453 shares. He and certain of the WEC Jr. Trusts own all the outstanding shares of CRL, Inc. which holds 2,073,436 shares. He is also a trustee of the Wallace Foundation which holds 32,910 shares. Wallace E. Carroll, Jr. also beneficially owns 8,729 shares directly owned by his wife, Amelia M. Carroll, and 2,106 shares held by a "rabbi trust" for his wife and 2106 shares held for him in connection with the Katy Industries, Inc. Directors' Deferred Compensation Plan. Amounts shown for Wallace E. Carroll, Jr. and Amelia M. Carroll reflect multiple counting of shares where more than one of them is a trustee of a particular trust and is required to report beneficial ownership of shares that these trusts hold.

      (2) Amelia M. Carroll holds 8,729 shares directly. She is a trustee of the WEC Jr. Trusts which collectively own 804,453 shares, and the Wallace Foundation which holds 32,910 shares. Wallace E. Carroll, Jr. and certain of the WEC Jr. Trusts own all the outstanding shares of CRL, Inc., which holds 2,073,436 shares. Amelia M. Carroll is also trustee of trusts for Lelia Carroll and her descendants' benefit holding 26,000 shares in the aggregate. Amelia M. Carroll also beneficially owns 181,239 shares and options to acquire 23,000 shares directly owned by her husband, Wallace E. Carroll, Jr., and 2,106 shares held by a "rabbi trust" for her and 2,106 shares held for her husband in connection with the Katy Industries, Inc. Directors' Deferred Compensation Plan. Amounts shown for Amelia M Carroll and Wallace E. Carroll, Jr. reflect multiple counting of shares where more than one of them is a trustee of a particular trust and is required to report beneficial ownership of shares that these trusts hold.

      (3) Information obtained from Schedule 13G dated February 3, 2003 filed by Dimensional Fund Advisors, Inc. for the calendar year 2002.

      (4) Information obtained from Schedule 13D/A dated December 20, 2002, filed by Gabelli Asset Management, Inc. ("GAMI"). That Schedule 13D/A was filed by Mario Gabelli and various entities which he directly or indirectly controlled or for which he acted as chief investment officer. The reporting persons beneficially owning the stock shown in the chart are as follows: Gabelli Funds, LLC (Gabelli Funds) (538,100 shares), GAMCO Investors, Inc. (GAMCO) (1,144,100 shares), MJG Associates, Inc. (MJG) (133,400 shares), and Gabelli Advisers, Inc. (Gabelli Advisers) (8,000 shares). Mario Gabelli, Gabelli Asset Management, Inc.
(GAMI) and Gabelli Group Capital Partners, Inc., (Gabelli Partners) are all deemed to have beneficial ownership of the securities owned beneficially by each of these persons. Each of the reporting persons has the sole power to vote or direct the vote and sole power to dispose or to direct the disposition of the securities reported for it, except that (i) GAMCO does not have the authority to vote 22,000 of the reported shares, and (ii) Gabelli Funds has sole dispositive and voting power with respect to the shares of Katy held by the funds so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in Katy, and, in that event, the proxy voting committee of each fund shall vote that funds shares, (iii) the proxy voting committee of each fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such fund under special circumstances such as regulatory considerations, and (iv) the power of Mario Gabelli, GAMI and Gabelli Partners is indirect with respect to securities beneficially owned directly by other reporting persons.

      (5) KKTY Holding Company, L.L.C., a Delaware limited liability company, currently owns 805,000 shares of our convertible preferred stock, which is presently convertible into 13,411,906 shares of our common stock upon the earlier of June 28, 2006 or the occurrence of certain fundamental changes in Katy. Through December 31, 2004 (except under certain circumstances), the holders of the convertible preferred stock are entitled to a paid-in-kind (PIK) stock dividend, which accrues from and is payable on August 1 of each year. Through April 1, 2003, the accrued and unpaid PIK dividend on the shares of convertible preferred stock held by KKTY Holding Company equaled 81,051 shares of convertible preferred stock, which when paid will be convertible into 1,350,849 shares of common stock. KKTY Holding Company is controlled by several entities, which have Kohlberg Management IV, L.L.C., a Delaware limited liability company ("KMIV"), as their general partner. Christopher Lacovara, Samuel P. Frieder, Christopher Anderson, James A. Kohlberg and C. Michael Jacobi all of whom are members of the Board of Directors of Katy, are members of KMIV. Each of Messrs. Lacovara, Frieder, Anderson, Kohlberg and Jacobi disclaim beneficial ownership of these securities for purposes of Section 16 of the Exchange Act and any other purpose. It is not expected that the preferred shares will be converted into common stock prior to June 28, 2006. However, if a conversion did occur, based upon the ownership level of convertible preferred stock at April 1, 2003, the disclosed percentage ownerships of the Katy common stock on the above table would change as follows:

                                                     Ownership
                                                     Percentage
              Name of Beneficial Owner               Upon Conversion
              ------------------------               ---------------
              Wallace E. Carroll, Jr.                13.5%

              Amelia M. Carroll                      13.6%

              Dimensional Fund Advisors, Inc          2.5%

              Gabelli Funds, GAMCO, MJG,
              Gabelli Advisers                        7.9%

              KKTY Holding Company, L.L.C.           63.8%

SECURITY OWNERSHIP OF MANAGEMENT

      The following tables show, as of April 1, 2003, 1) the number of shares of common stock (first table) and 2) the number of shares of Convertible Preferred Stock (second table) that directors and certain executive officers beneficially own, and that directors and executive officers as a group own. Unless otherwise indicated, the nature of beneficial ownership is that of sole voting power and sole investment power. In calculating percentages, shares for which a person has the right to acquire beneficial ownership within 60 days (e.g., through exercising options) are deemed to be outstanding.

      Common Stock

                                                        Amount and Nature of                         Percent of
      Name                                              Beneficial Ownership           Notes            Class
      ----------------------------------------          --------------------           -----         ----------
      William F. Andrews                                        17,000                  (1)               *
      Robert M. Baratta                                         61,499                 (1)(3)             *
      Daniel B. Carroll                                         31,000                  (1)               *
      Wallace E. Carroll, Jr                                 3,127,979               (1)(2)(3)         37.3%
      Roger G. Engle                                             5,685                  (3)               *
      Mark P. Ingebritson                                          871                   --               *
      C. Michael Jacobi                                             --                   --               *
      David S. Rahilly                                          16,667                   --               *
      Amir Rosenthal                                                --                   --               *
      All directors and executive officers of
      Katy as a group (13 persons)                           3,260,701               (1)(2)(3)         38.5%

      *     Indicates 1% or less

      Convertible Preferred Stock

                                                        Amount and Nature of                         Percent of
      Name                                              Beneficial Ownership           Notes            Class
      ----------------------------------------          --------------------           -----         ----------
      Christopher Anderson                                          --                  (4)               *
      Samuel P. Frieder                                             --                  (4)               *
      James A. Kohlberg                                             --                  (4)               *
      Christopher Lacovara                                          --                  (4)               *
      C. Michael Jacobi                                             --                  (4)               *
      All directors and executive officers of
      Katy as a group (5 persons)                                   --                  (4)               *

      *     Indicates 1% or less

      (1) Includes options to acquire the following number of shares within 60 days:

      William F. Andrews                                       12,000
      Robert M. Barratta                                       41,000
      Daniel B. Carroll                                        23,000
      Wallace E. Carroll, Jr.                                  23,000
      David S. Rahilly                                         16,667

      (2) Includes shares deemed beneficially owned by Wallace E. Carroll, Jr. in his capacity as trustee of certain trusts for the benefit of members of the Wallace E. Carroll, Jr. family (see notes (1) and (2) under "Security Ownership of Certain Beneficial Owners.").

      (3) Includes shares held by a "rabbi trust" in connection with either the Katy Industries, Inc. Supplemental Retirement and Deferral Plan or the Directors' Deferred Compensation Plan:

       Robert M. Baratta                                       3,936
       Wallace E. Carroll                                      2,106
       Roger G. Engle                                          1,685

      (4) Christopher Lacovara, Samuel P. Frieder, Christopher Anderson, James
A. Kohlberg and C. Michael Jacobi have membership interests in Kohlberg Management IV, L.L.C., a Delaware limited liability company ("KMIV"). KMIV is the general partner of several entities with ownership interests in KKTY Holding Company, which currently owns 805,000 shares of our convertible preferred stock that is presently convertible into 13,411,906 shares of our common stock upon the earlier of June 28, 2006 or the occurrence of certain fundamental changes in Katy. Through December 31, 2004 (except under certain circumstances) the holders of the convertible preferred stock are entitled to a paid-in-kind (PIK) stock dividend, which accrues from and is payable on August 1 of each year. Through April 1, 2003, the accrued and unpaid PIK stock dividend on the shares of convertible preferred stock held by KKTY Holding Company equaled 81,051 shares of convertible preferred stock, which when paid will be convertible into 1,350,849 shares of common stock. KKTY Holding Company is controlled by several entities, which have KMIV as their general partner. Each of Messrs. Lacovara, Frieder, Anderson, Kohlberg and Jacobi disclaim beneficial ownership of these securities.

      SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Under Section 16 of the Exchange Act, Katy's directors, executive officers and persons beneficially owning more than 10% of the shares must file reports of ownership and changes in ownership with the SEC, and copies of these reports with the New York Stock Exchange and Katy. Based solely on reviewing copies of the Section 16 reports, Katy believes that, during its fiscal year ended December 31, 2002, its directors, executive officers and greater than 10% beneficial owners complied with their Section 16 filing requirements.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

      The following table shows, for the years ending December 31, 2002, 2001, and 2000, the cash compensation paid by Katy and its subsidiaries (and certain other compensation paid or accrued for those years) to Katy's Chief Executive Officer ("CEO"), and the four other most highly compensated executive officers for the year ended December 31, 2002.

                                          ----------Annual Compensation-----------    Long-Term Compensation

                                                                   Other              Restricted      Securities
Name and                                                           Annual             Stock           Underlying    All Other
Principal Position              Year       Salary        Bonus     Compensation(4)    Awards (5)      Options       Compensation (6)
------------------              ----       ------        -----     ---------------    ----------      -------       ----------------
C. Michael Jacobi               2002      $509,803      $133,000     $ 19,998        $       --                     $       --
   President and Chief          2001       250,061            --        7,398                --       1,050,000             --
   Executive Officer (1)        2000            --            --           --                --              --             --

Roger G. Engle                  2002      $285,000      $ 57,000     $124,593          $     --         125,000     $       --
   Vice President and Chief     2001       283,173            --        4,568                --              --        213,750
   Information Officer          2000       285,000            --      136,421                --              --             --

Amir Rosenthal                  2002      $266,346      $ 75,000     $ 11,765          $     --          50,000     $       --
   Vice President, Chief        2001        81,731        75,000        3,322                --         200,000             --
   Financial Officer,           2000            --            --           --                --              --             --
   General Counsel and
   Secretary (2)

David S. Rahilly                2002      $221,154      $187,500     $  9,365          $     --          25,000     $       --
  President, Consumer           2001        33,654        24,063           99                --          50,000         12,544
  Products (3)                  2000            --            --           --                --              --             --

Mark P. Ingebritson
   Corporate Director -         2002      $150,000      $ 36,000     $ 53,949          $     --              --     $       --
   External Financial           2001       120,748            --        4,065                --          30,000         87,000
   Reporting and Treasurer      2000       111,000        23,200        1,791                --              --             --

(1) C. Michael Jacobi became an officer of Katy on June 28, 2001.

(2) Amir Rosenthal received a $75,000 sign-on bonus upon the commencement of his employment with Katy on September 1, 2001.

(3) During 2001, David S. Rahilly was an independent consultant to Katy prior to accepting employment with the Company on October 8, 2001. Mr. Rahilly was paid $12,544 during 2001 for services rendered in that capacity.

(4) The 2002, 2001 and 2000 figures include employer contributions to the Named Executive Officers' 401(k) retirement accounts, and non-cash compensation consisting of personal use of corporate automobiles and group term life insurance.

The 2002 figures include the following amounts:

                                               Group Term Life
                               Auto Allowance     Insurance      401(k) Match
                               --------------     ---------      ------------

C. Michael Jacobi                  $12,000          $5,148          $2,750
Roger G. Engle                       4,843           2,322           1,028
Amir Rosenthal                       9,600             540           1,625
David S. Rahilly                     7,200             965           1,200
Mark P. Ingebritson                  7,200             270           2,750

      The 2002 figures include reimbursements to Roger G. Engle and Mark P. Ingebritson for expenses incurred during 2002 in connection with their moves to Middlebury, Connecticut.

      The 2000 figures include reimbursements to Roger G. Engle for expenses incurred during 2000 in connection with his move to Chicago, Illinois.

(5) The number and value of the Named Executive Officers' aggregated restricted stock holdings at the end of the fiscal year, priced at Katy's closing stock price at December 31, 2002, were:

         Roger G. Engle          500 non-vested shares valued at $1,720
         Mark P. Ingebritson     50 non-vested shares valued at $172

(6) Roger G. Engle received payments related to the completion of the 2001 recapitalization, which were made through a special agreement with Katy. Those payments were based on 75% of base salary levels in December, 2000. Mr. Engle surrendered his outstanding stock options as a result of the payment. Mark P. Ingebritson received a success bonus related to the completion of the 2001 recapitalization, equal to 75% of his base salary in December, 2000.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

      The following table shows information on grants of stock options during 2002 to the Named Executive Officers.

                             Number of        % of  Total
                             Securities       Options/SARs
                             Underlying       Granted to                                      Potential Realized Value
                             Options          Employees        Exercise or   Expiration      at Assumed Annual Rates of
Name                         Granted(1)       During 2002      Base Price    Date            Stock Price Appreciation(2)
----                         ----------       -----------      ----------    ----            ---------------------------
                                                                                                 5%            10%
                                                                                                 --            ---
Roger G. Engle                125,000            12.9%            $3.45       08/22/12        $237,760       $585,615

Amir Rosenthal                 50,000            5.15%            $3.45       08/22/12        $ 95,104       $234,246

David  S. Rahilly              25,000             2.6%            $3.45       08/22/12        $ 47,552       $117,123

(1) Options that were granted vest nine years from the date of grant (assuming continued employment). However, options may vest earlier if certain performance measures are met, at a rate of one-third each calendar year.

(2) These columns show the hypothetical value of the options granted at the end of the option term if the price of the Katy common stock were to appreciate annually by 5% and 10%, respectively, based on the grant date value of the Katy common stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE TABLE

      The following table shows the value of in-the-money options at December 31, 2002 to the Named Executive Officers. No options were exercised in 2002.

                                                    Aggregate Fiscal Year-End Option Value
                                       ------------------------------------------------------------------
                                            Number of Securities
                                           Underlying Unexercised           Value of In-the-Money Options
                                            Options at Year End                    at Year End (1)
                                       ------------------------------      ------------------------------
      Name                             Exercisable      Unexercisable      Exercisable      Unexercisable
      ----                             -----------      -------------      -----------      -------------
      C. Michael Jacobi                     0              1,050,000            $0              $     0

      Roger G. Engle                        0                125,000             0                    0

      Amir Rosenthal                        0                250,000             0                    0

      David S. Rahilly                      0                 75,000             0               11,000

      Mark P. Ingebritson                   0                 30,000             0                9,900

(1) Based on closing price o the New York Stock Exchange Composite Tape on December 31, 2002 of $3.44.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, CHANGE OF CONTROL AND OTHER ARRANGEMENTS

President and Chief Executive Officer

      On June 28, 2001, C. Michael Jacobi entered into an employment agreement with Katy. The contract states that if Mr. Jacobi is terminated other than for cause, Katy will continue to pay his base salary for (i) one year, if such termination occurs other than as a result of a Change in Control, or (ii) two years, if such termination is a result of or within the six month period following a Change in Control.

Vice President, Chief Financial Officer, General Counsel and Secretary

      On August 6, 2001, Amir Rosenthal entered into an agreement with Katy. The contract states in the event that if prior to December 31, 2004, Mr. Rosenthal's employment is terminated other than for cause, or there is a Change of Control event after which (i) Mr. Rosenthal is terminated other than for cause, (ii) he is required to relocate or (iii) there is substantial change in his job responsibilities, Katy will continue to pay his regular base salary for the period of one year.

      For purposes of Messrs. Jacobi's and Rosenthal's agreements, "Change in Control" means (i) a sale of 100% of Katy's outstanding capital stock, (ii) a sale of all or substantially all of Katy's operating subsidiaries or assets or
(iii) a transaction or transactions in which any third party acquires Katy stock in an amount greater than that held by KKTY Holding Company and in which KKTY Holding Company relinquishes its right to nominate a majority of the candidates for election to the Board.

Vice President and Chief Information Officer

      On January 17, 1996, the Board of Directors adopted and approved a compensation and benefits assurance program (the "Program") for Katy's key officers to ensure that Katy retains personnel having particular experience with and knowledge of Katy's business and affairs. As of December 31, 2002, Roger G. Engle was a participant in this program. The program provides for certain severance benefits following: (a) an involuntary termination without "cause" (as defined under the Program) in the two years after a "Change in Control" (as defined below) of Katy; or (b) a deemed constructive termination in the two years after a Change in Control of Katy.

      Severance benefits include: (i) two years base salary, (ii) a lump sum payment of annual bonuses; (iii) continuation of health care benefits; (iv) matching contributions under Katy's 401(k) savings plan (two years); (v) advancement of legal fees incurred in enforcing rights under the Program; (vi) out-placement assistance; and (vii) a "gross-up" payment for any excise tax payments due by the officer as a result of receiving these severance benefits. In the event of a Change of Control, Katy is required to establish and fund a "rabbi trust" in an amount equal to the sum of the above severance benefits (not including health care benefit costs and outplacement assistance).

      A "Change in Control" is generally defined as: (i) any person (except persons in control on the effective date) becoming the beneficial owner of Katy securities with at least 30% of the combined voting power of Katy's then outstanding shares; (ii) during any period of two consecutive years, individuals who, at the beginning of that period constitute the Board (including any new director, whose election by Katy's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office at the beginning of the period or whose election or nomination for election was so approved), ceasing to constitute a majority of the Board; or (iii) Katy's stockholders approving a plan of liquidation, an agreement to dispose of substantially all Katy's assets, or a merger, consolidation, or reorganization of Katy, other than a merger, consolidation, or reorganization that would result in the voting securities of Katy outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of Katy (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

DIRECTORS' COMPENSATION

      For 2002, directors who were not employed by Katy or its subsidiaries received: (i) an annual retainer of $9,000 (ii) options to acquire 2,000 shares under the Directors Stock Option Plan (see below); (iii) a stock grant of 500 shares for service on the Board of Directors; and (iv) up to $2,000 for attending each meeting of the Board or a Board committee. Class II directors and those directors that are also officers do not receive the compensation described in this section for their service on the Board of Directors. For 2003, the annual retainer for directors is increasing to $10,000, and the fee paid for each meeting attended is increasing to $2,500.

      Under the Katy Industries, Inc. Non-Employee Director Stock Option Plan (the "Directors' Stock Option Plan"), each non-employee director who is not a Class II director receives on the date immediately following the annual meeting an annual grant of options to acquire 2,000 shares of Katy common stock. The exercise price is the fair market value on the date of grant. The director may exercise these options at any time during the ten years from the date of grant.

      Directors receiving compensation for their services may also participate in the Directors' Deferred Compensation Plan which became effective June 1, 1995 (the "Directors' Deferred Compensation Plan"). Under this Plan, a director may defer directors' fees, retainers and other compensation paid for services as a director until the later of the director's attainment of age 62 or ceasing to be a director. Each director has 30 days before the beginning of a Plan Year (as defined in the Directors' Deferred Compensation Plan) in which to elect to participate in the Directors' Deferred Compensation Plan. Directors may invest these amounts in one or more investment alternatives offered by Katy. Directors may elect to receive distributions of deferred amounts in a lump sum or five annual installments.

COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors (the "Compensation Committee") presents the following executive compensation report for the 2002 fiscal year:

      The Compensation Committee consists of Christopher Lacovara (Chairman) and Christopher Anderson. The Committee makes decisions on executive officer compensation and reports its decisions to the Board. It also seeks the Board's approval on the Chief Executive Officer's compensation. The following summarizes the compensation practice and philosophy that was in effect at Katy for the fiscal year ended December 31, 2002. Modifications to such philosophy have been, and may continue to be, made.

Compensation Philosophy

      Katy's compensation program aims to align executive officers' economic interests with those of stockholders (including Katy's financial objectives and market performance). The Compensation Committee seeks to adjust compensation levels (through competitive base salaries and bonus payments) based on individual and Katy performance. It reviews the executive compensation program annually in view of Katy's annual strategic and financial objectives and performance.

Compensation Program Components

      Annual compensation for Katy's Chief Executive Officer and other executive officers (including the Named Executive Officers) consists of two cash compensation components: base salary and annual cash bonuses. A third component, stock options (and SARs for certain employees, but none of the Named Executive Officers), is used for executive retention, to attract new key people, and to align the long-term interests of eligible executives with those of stockholders.

      Salary and bonus levels reflect job responsibility, Compensation Committee judgments of individual effort and performance, and Katy's financial and market performance (in light of the competitive environment in which Katy operates). Annual cash compensation is also influenced by comparable companies' compensation practices so that Katy remains reasonably competitive in the market. While competitive pay practices are important, the Compensation Committee believes that the most important considerations are individual merit and Katy's financial and market performance. In considering Katy's financial and market performance, the Compensation Committee reviews, among other things, net income, cash flow, working capital and revenues and share price performance relative to comparable companies and historical performance.

      The annual bonus plan compensates employees based on target bonus opportunities established by the Compensation Committee stated as a percentage of annual base salary for recommended key employees each year (including the Chief Executive Officer and the other Named Executive Officers). An employee achieves the target bonus opportunity if he or she meets 100% of pre-established performance goals. A higher or lower bonus is earned if performance exceeds or falls short of the target levels. For 2002, the only Named Executive Officer who received a bonus based on the achievement of specific performance goals was David S. Rahilly. However, the Compensation Committee felt that certain employees, including the other four Named Executive Officers, performed in a manner that exceeded expectations in certain areas that benefited the Company during 2002. As a result, cash bonuses were awarded in amounts indicated in the executive compensation table. These bonuses were less than the Named Executive Officer's bonus target in each case. Also, employees at certain subsidiaries received bonuses based on the operating performance at their divisions

      The Supplemental Retirement and Deferral Plan (the "Supplemental Deferral Plan"), among other things, allows participants to voluntarily defer up to 100% of their annual bonus and up to 50% of their base salary until retirement or termination of his or her employment. The Supplemental Deferral Plan allows Katy to make a profit sharing allocation to participants' accounts of, in aggregate, 2% of adjusted pre-tax income, as determined by the Compensation Committee. For 2002, Katy did not make an allocation under the Supplemental Deferral Plan. Katy invests voluntary deferrals and profit sharing allocations at the employee's election in several investment alternatives offered by Katy. The profit-sharing allocation was discontinued as of January 1, 2002.

      The third compensation component is a stock option and stock appreciation rights (SAR) program. Under Katy's current stock option program, the Board may provide compensation in the form of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, performance units or shares, and other incentive awards including cash bonuses, contingent on Katy's share price reaching certain goals specified under the stock option and SAR program. The Compensation Committee believes that the stock option and SAR program optimizes Katy's growth and profitability through incentives to employees which are consistent with Katy's goals and which link employees' personal interests to those of the stockholders. The stock option program is also intended to give Katy flexibility to attract, motivate, and retain the services of employees and other individuals who contribute to its success. During 2002, 275,000 stock options and 696,425 SARs were granted to employees.

Chief Executive Officer Compensation

      C. Michael Jacobi became President and Chief Executive Officer in June 2001. Mr. Jacobi's salary for 2002, which was increased in September 2002 from $500,000 to $530,000 on an annual basis, was based upon his experience, qualifications and responsibilities, as well as his performance as CEO since June 2001. Mr. Jacobi was awarded a cash bonus of $133,000 for his performance in 2002. This amount was less than Mr. Jacobi's bonus target, as the Company did not reach its pre-established performance goals. However, the Compensation Committee felt it was appropriate to reward Mr. Jacobi for his performance related to specific areas of the Company's improvement, including the execution of restructuring and other cost reduction programs, as well as management of working capital. These factors were also considered in the decision to increase Mr. Jacobi's annual salary level as indicated above. Mr. Jacobi was not granted any stock options or SARs during 2002.

Summary

      The Compensation Committee believes that the total compensation program for executive officers is appropriately related to individual performance and Katy's performance (including Katy's financial results and stockholder value). The Compensation Committee monitors the executive compensation of comparable companies and believes that Katy's compensation program is competitive and provides appropriate incentives for Katy's executive officers to work towards continued improvement in Katy's overall performance.

      Compensation Committee of the Board of Directors

                  Christopher Lacovara, Chairman
                  Christopher Anderson

      The Compensation Committee Report on Executive Compensation shall not be deemed to be incorporated by reference as a result of any general incorporation by reference of this Proxy Statement or any part hereof in the Company's 2003 Annual Report to Stockholders, its Annual Report on Form 10-K for the year ended December 31, 2002 or any other filings with the SEC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      During 2002, Katy paid Kohlberg & Co. $500,000 for ongoing management advisory services. Katy expects to pay $500,000 per year for these services, as outlined in the Recapitalization Agreement of June 2, 2001. William F. Andrews, Chairman of the Board, is a consultant, or "Operating Principal," with Kohlberg & Co.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

      The Board of Directors met five times during 2002. Each director in office at the time of such meeting attended at least 75% of the Board meetings and the meetings of the Board committees of which he is a member.

      Katy's bylaws provide for an Executive Committee to which the Board of Directors has assigned all powers delegable by law. The Executive Committee met informally through numerous telephone conferences at intervals between meetings of the full Board of Directors, and acted by unanimous consent without formal meetings. The Executive Committee consists of Christopher Lacovara, Christopher Anderson and C. Michael Jacobi.

      The Board of Directors also has an Audit Committee and a Compensation Committee. The Audit Committee consists of Daniel B. Carroll (Chairman), Christopher Lacovara and William F. Andrews. This Committee met five times during 2002. The Audit Committee reviews the results of the annual audit with Katy's independent auditors, reviews the scope and adequacy of Katy's internal auditing procedures and its system of internal controls, reviews Katy's financial statements and related financial issues with management and the independent auditors, and reports its findings and recommendations to the Board of Directors.

      The Compensation Committee consists of Christopher Lacovara (Chairman) and Christopher Anderson. This Committee, which reviews current and deferred compensation for Katy officers and for some officers and key employees of its subsidiaries, held four meetings, and met informally throughout the year. It makes decisions on executive officer compensation and reports its decisions to the Board of Directors. It also seeks the Board's approval on the Chief Executive Officer's compensation.

      The Nominating and Governance Committee consists of Samuel P. Frieder (Chairman), William F. Andrews and Daniel B. Carroll. This Committee monitors the Company's compliance with various laws and regulations to which public companies are subject, and sets and reviews policies and procedures in place throughout various disciplines within the Company to ensure high ethical standards are practiced. The Committee reports its findings and recommendations to the Board. The Corporate Governance Committee was established during 2003, and has met once prior to the filing of this proxy statement.

      The entire Board of Directors considers and selects nominees for directors on the basis of recommendations from the Nominating and Governance Committee. The Board of Directors has adopted an advance notice bylaw provision requiring stockholder nominations for directors to be received by Katy not less than 50 days or more than 90 days before the annual meeting. Any nominations for directors made by stockholders must include the following information regarding the nominee: name; age; business address; residence address; principal occupation or employment; class and number of shares of Katy beneficially owned; and any other information required to be disclosed in a proxy solicitation for the election of directors. Additionally, the stockholder making such nomination must provide his or her name and address, and the number of shares of the Company beneficially owned by such stockholder. No person is eligible for election as a director of the Company unless he or she is nominated (i) by the Board of Directors or (ii) in accordance with the foregoing requirements.

AUDIT COMMITTEE REPORT

      The following report of the Audit Committee does not constitute soliciting materials and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Exchange Act of 1934, except to the extent that we specifically incorporate this report by reference therein.

      The Audit Committee acts pursuant to a written charter, as amended on February 3, 2003, by the Board of Directors. A copy of the amended and restated Audit Committee charter is attached to this Proxy Statement as Annex A. As set forth in more detail in the charter, the Audit Committee's primary responsibilities are focused in four broad categories:

      1. Recommend to the Board of Directors the appointment of independent auditors;

      2. Consult with management or independent auditors regarding the audit scope and the audit plan;

      3.    Review and approve company financial statements; and

      4. Review with management and independent auditors the adequacy of internal controls.

      Each of the Audit Committee members qualifies as an "independent" director under the current listing standards of the New York Stock Exchange (referred to as the NYSE), except that Mr. Lacovara may not be considered independent because he is on the Board of Managers of KKTY Holding Company, which owns all of our outstanding Convertible Preferred Stock and he therefore may be deemed to have a "business relationship" under NYSE listing standards. The Board of Directors has determined that it is nevertheless in the best interest of the Company and its stockholders for Mr. Lacovara to serve on the Audit Committee notwithstanding his relationship, as permitted by NYSE rules, because of his extensive knowledge of financial matters generally, his significant experience with Katy and his past service on the boards of directors and audit committees of other companies.

      The Audit Committee has reviewed and discussed the audited financial statements for the year ending 2002 with management and our independent auditors, and has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards 61 (Communications with Audit Committees). The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the independent auditors the independent auditors' independence from Katy and our management. Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in Katy's Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

      Audit Committee of the Board of Directors

          Daniel B. Carroll (Chairman)
          Christopher Lacovara
          William F. Andrews

      The Audit Committee Report shall not be deemed to be incorporated by reference as a result of any general incorporation by reference of this Proxy Statement or any part hereof in the Company's 2003 Annual Report to Stockholders, its Annual Report on Form 10-K for the year ended December 31, 2002 or any other filings with the SEC.

STOCK PRICE PERFORMANCE GRAPH

      The graph below compares the yearly percentage change in the cumulative total stockholder return on the shares of Katy common stock with the cumulative total return of the Russell 2000 and the cumulative total return of the Dow Jones US Industrial Diversified Index for the fiscal years ending December 31, 1997 through 2002. The Company had previously compared its total return with that of the S&P Manufacturing Diversified Index. However, this index ceased publication during 2002, and has been replaced by the Dow Jones US Industrial Diversified Index. The graph below assumes $100 invested, including reinvestment of dividends, on December 31, 1997.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
              AMONG KATY INDUSTRIES, INC., THE RUSSELL 2000 INDEX,
                  THE S & P MANUFACTURING (DIVERSIFIED) INDEX
               AND THE DOW JONES US INDUSTRIAL DIVERSIFIED INDEX

                              [LINE CHART OMITTED]

                 Comparison of Five Year Cumulative Total Return

                                                               Cumulative Total Return
                                             -------------------------------------------------------------
                                              12/97      12/98       12/99      12/00      12/01     12/02
Katy Industries, Inc.                        100.00       87.66      44.46      31.77      18.11     18.21
Russell 2000                                 100.00       97.45     118.17     114.60     117.45     93.39
S&P Manufacturing (Diversified)              100.00      115.90     142.48     169.61     167.07
Dow Jones US Industrial Diversified          100.00      128.61     174.24     175.49     157.77    102.45

                PROPOSALS OF STOCKHOLDERS FOR 2004 ANNUAL MEETING

      In order to be considered for inclusion in Katy's proxy materials for the 2004 annual meeting of stockholders, any stockholder proposal must be addressed to Katy Industries, Inc., 765 Straits Turnpike, Middlebury, Connecticut 06762,
Attention: Secretary, and must be received no later than January 2, 2004.

      If proposals are not received in time to be included in the proxy materials, Katy's bylaws set forth additional requirements and procedures regarding the submission of stockholder proposals for consideration at an annual meeting of stockholders. A stockholder proposal or nomination intended to be brought before the 2004 annual meeting must be received by the Secretary in writing not less than 50 days or more than 90 days prior to the 2004 annual meeting. A nomination or proposal that does not comply with such requirements and procedures will be disregarded.

                                  OTHER MATTERS

      As of the date of this Proxy Statement, the Board of Directors does not know of any matters to be presented at the meeting other than the proposals noted in this Proxy Statement. However, if other matters come before the meeting, it is the intention of the persons named on the accompanying proxy to vote on such matters in accordance with their best judgment. Katy's Board of Directors has adopted an advance notice bylaw provision requiring that stockholder proposals to be made at any annual meeting be received by Katy not less than 50 days nor more than 90 days prior to the annual meeting. No such stockholder proposals were received for the 2003 annual meeting.

                                    FORM 10-K

      Upon written request to our corporate office at 765 Straits Turnpike, Middlebury, Connecticut 06762, stockholders will be furnished without charge a copy of our Annual Report on Form 10-K required to be filed with the Securities and Exchange Commission, including the financial statements and the schedules thereto for the most recent fiscal year.

Middlebury, Connecticut
April 30, 2003

                                                                         ANNEX A

                              KATY INDUSTRIES, INC.
                              AMENDED AND RESTATED
                             AUDIT COMMITTEE CHARTER

  The Board of Directors of Katy Industries, Inc. (Katy or the Company) hereby defines and establishes the role of its Audit Committee (the Committee) with authority, responsibility, and specific duties as described in the following text.

The Audit Committee

Composition

The Committee shall be comprised of three or more directors each of whom shall meet the independence and experience requirements of the New York Stock Exchange, as then in effect. One of the members shall be appointed Committee Chairman by the Chairman of the Board of Directors. All members of the Committee shall have a requisite working familiarity with basic finance and accounting practices in compliance with the rules of the New York Stock Exchange. Upon promulgation of rules, at least one member of the Committee shall be a financial expert, as such term is defined by the Securities and Exchange Commission.

No member of the Committee may serve on the audit committees of more than three public companies. The members of the Committee shall be appointed by the Board, at the Board's annual meeting, at the recommendation of the Nominating & Governance Committee.

Authority

The Audit Committee is granted the authority to investigate any activity of the Company, and all employees are directed to cooperate as requested by members of the Committee. The Committee is empowered to retain persons having special competence as necessary to assist the Committee in fulfilling its responsibility.

The Committee shall have the sole authority to appoint or replace the independent auditors and shall approve all audit engagement fees and terms and all significant non-audit engagements with the independent auditors. The Committee shall consult with management, but shall not delegate these responsibilities.

Responsibility

The Audit Committee is to serve as a focal point for communication between noncommittee directors, the independent auditors, internal audit, and Katy's management, as their duties relate to financial accounting, reporting, and controls. The Audit Committee is to assist the Board of Directors in fulfilling its fiduciary responsibilities as to accounting policies and reporting practices of Katy and all subsidiaries and the sufficiency of auditing relative thereto. It is to be the Board's principal agent in assuring the independence of the corporation's independent auditors, the integrity of management, and the adequacy of disclosures to stockholders. The opportunity for the independent auditors to meet with the entire Board of Directors as needed is not to be restricted. The Committee shall prepare the report of the Committee required by the rules of the Securities and Exchange Commission to be included in Katy's annual proxy statement.

The Committee shall make regular reports to the Board, and shall review with the Board any issues that arise with respect to the quality or integrity of Katy's financial statements, Katy's compliance with legal or regulatory requirements, the performance and independence of Katy's independent auditors, or the performance of internal audit function. The Committee shall review and reassess the adequacy of this Charter, at least annually, and shall recommend any proposed changes to the Board for approval. The Committee shall annually review its own performance.

Meetings

The Audit Committee is to meet at least quarterly and as many additional times as the Committee deems necessary.

Attendance

Members of the Audit Committee are to be present at all meetings; however, a quorum of two, including the Chairman, suffices for a meeting. As necessary or desirable, any member of the Committee may request that members of management, internal auditors, and representatives of the independent auditors be present at meetings of the Committee. Members of the Committee may participate in a meeting of the Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

Minutes

Minutes of each meeting are to be prepared and sent to Committee members and the Katy directors who are not members of the Committee, and/or matters reviewed at each committee meeting will be discussed with the Board of Directors.

Specific Duties

The Audit Committee is to:

Financial Statements and Disclosure Matters

      1) Review with the Company's management, independent auditors and internal auditors, as deemed necessary by the Committee, the Company's critical accounting policies and procedures, including, but not limited to, judgments that may be viewed as critical, significant changes to Katy's accounting and auditing policies and audit steps adopted in light of material control deficiencies, to reasonably assure the adequacy of internal accounting and financial reporting controls.

      2) Review quarterly results before their release with management and the independent auditors. The independent auditors should be instructed to communicate with the Committee if there is a probability that any quarterly review report, if one is to be issued, will be other than standard.

      3) Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and recommend to the Board whether the audited financial statements should be included in Katy's Annual Report on Form 10-K.

      4) Review with management and the independent auditor any correspondence with regulators or governmental agencies, any employee complaints or published analyst reports which raise material issues regarding the Company's financial statements or accounting policies.

      5) Review and discuss with management and the independent auditors: (a) any material financial or non-financial arrangements of Katy which do not appear on the company's financial statements; and (b) any transactions or courses of dealing with parties related to Katy which transactions are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties and which are relevant to an understanding of Katy's financial statements.

      6) Review and discuss with management its policies and practices regarding earnings press releases, as well as financial information and earnings guidance given to analysts and ratings agencies, giving attention to any use of "pro forma" or "adjusted" non-GAAP information.

      7) Discuss with management Katy's major financial risk exposures and the steps management has taken to monitor and control such exposures, including Katy's risk assessment and risk management policies.

      8) Discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on Katy's financial statements.

      Oversight of Katy's Relationship with the Independent Auditor

      9) Approve the engagement or discharge of the independent auditors and approve the compensation of the independent auditors. In evaluating the independence of the independent auditors, the Committee will review and/or consider annually:

            a)    The resumes of the key partners and managers,

            b) A description of the quality control procedures the auditing firm has established,

            c) A report from the auditing firm describing any material issues raised by the most recent quality control review of that firm and describing the steps the firm has taken to deal with any reported problems;

            (d) A report delineating all relationships between the auditors and the Company ("Statement as to Independence"), addressing each non-audit service provided to the Company and at least the matters set forth in Independence Standards Board No. 1; and

            (e) Any other relationships that may adversely affect the independence of the auditor.

      10) Assure the regular rotation of the lead audit partner as required by laws, and evaluate whether it is appropriate to rotate independent auditing firms from time to time. Additionally, to maintain the integrity of the independent audit, the Committee will set clear hiring policies for employees or former employees of the independent auditors, taking into account pressures that may exist for auditors consciously or subconsciously seeking a job with Katy.

      11) Assure that the independent auditor understands it is accountable to the Board of Directors (through the Audit Committee), not management.

      Process Improvement

      12) Establish regular and separate systems of reporting to the Committee by Katy's management, the independent auditor and the internal auditors regarding any significant judgments made in management's preparation of the financial statements, and the view of each as to the appropriateness of such judgments.

      13) Review and discuss with the independent auditor the audit planning and procedures, including the scope, fees, staffing and timing of the audit; review and discuss the results of the audit exam and management letters, and any reports of the independent auditor with respect to any interim period.

      14) Review with Katy's internal auditors and the independent auditor the coordination of their audit efforts to assure completeness of coverage, reduction of redundant efforts and effective use of audit resources.

      15) Review separately with Katy's management, the independent auditor and the internal auditing department, following completion of Katy's annual audit, any significant difficulties encountered during the course of the audit, including: a) difficulties with management's response; b) any restrictions on the scope of work or access to required information; and (c) the nature and extent of any significant changes in accounting principles or the application therein.

      16) Review any significant disagreement among Katy's management and its independent auditor or the internal auditing department in connection with the preparation of Katy's financial statements.

      17) Review with the independent auditor any audit problems or difficulties and management's response. Such review shall include any accounting adjustments that were noted or proposed by the auditor but were "passed" (as immaterial or otherwise); review any "management" or "internal control" letters issued, or proposed to be issued, by the audit firm to Katy and any discussions with the independent auditor's national office respecting auditing or accounting issues presented by the engagement.

      18) Review with Katy's independent auditor, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices and standards, as approved by the Committee, have been implemented, with such review to be conducted at an appropriate amount of time subsequent to implementation of any changes or improvements thereto, as decided by the Committee in its discretion.

      Oversight of the Corporation's Internal Audit Function

      19) Review the appointment, replacement, reassignment or dismissal of the members of Katy's internal auditing department, including the appointment and replacement of the senior internal auditing executive.

      20) Review the regular internal reports to management prepared by the internal auditing department and management's responses.

      21) Discuss with the independent auditor the internal audit department's responsibilities, budget and staffing, and any recommended changes in the planned scope of the internal audit.

      Compliance Oversight Responsibilities

      22) Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

      23) Obtain reports from management, Katy's senior internal auditing executive and the independent auditor that Katy and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and Katy's Code of Business Conduct and Ethics; review reports and disclosures of insider and affiliated party transactions; advise the Board with respect to Katy's policies and procedures regarding compliance with applicable laws and regulations and with Katy's Code of Business Conduct and Ethics.

      24) Review any material pending legal proceedings involving Katy and other contingent liabilities; discuss with Katy's General Counsel legal matters that may have a material impact on the financial statements or Katy's compliance policies.

      25) The Committee shall establish procedures for (A) the receipt, retention, and treatment of complaints received by Katy regarding accounting, internal accounting controls, or auditing matters; and
            (B) the confidential, anonymous submission by employees of Katy of concerns regarding questionable accounting or auditing matters.

Limitation of Committee's Role

While the Committee has the responsibilities and powers set forth in the Charter, it is not the duty of the Committee to plan or conduct audits, to certify Katy's financial statements or to guarantee the auditor's report. These are the responsibilities of management and the independent auditor.

      The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted "FOR" proposals 1 and 2, and "AGAINST" proposal 3.

1.    Election of Directors:

      Nominees:

      Christopher Anderson
      William F. Andrews
      Samuel P. Frieder
      James A. Kohlberg
      Christopher Lacovara

            |_| For All       |_| Withhold All        |_| For All Except*

--------------------------------------------------------------------------------

* To withhold authority to vote for any individual nominee, write the nominee's name in the space provided above and fill in the "For All Except" oval.

Proposal 2. To ratify the selection of PricewaterhouseCoopers LLP as the independent public accountants of Katy.

            |_| For           |_| Against             |_| Abstain

Proposal 3. To consider and vote upon a stockholder proposal regarding Katy's
            Stockholder Rights Agreement.

            |_| For           |_| Against             |_| Abstain

Please check this box if you plan to attend the annual meeting.

            |_|

Date:                                       ____________________________________
                                                         (signature)

Date:                                       ____________________________________
                                                         (signature)

Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of a husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed in corporate name by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. If shares of stock are held of record by any other legal entity, the Proxy should be executed in the entity name by an authorized person. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their full title. Where applicable, indicate your official position or representative capacity. Please date the proxy.

--------------------------------------------------------------------------------

                              FOLD AND DETACH HERE


                                      B-1